UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)      February 17, 2005

PRESSURE BIOSCIENCES, INC.

(Exact Name Of Registrant As Specified In Its Charter)

MASSACHUSETTS

(State or Other Jurisdiction of Incorporation)

0-21615	04-2652826
(Commission File Number)	(I.R.S. Employer Identification No.)

217 Perry Parkway, Gaithersburg, MD	20877
(Address of Principal Executive Offices)	(Zip Code)

(301) 208-8100

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

                Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

On February 17, 2005, Pressure BioSciences, Inc. (the “Company”), PBI Biotech Research Laboratories, Inc. (formerly known as BBI Biotech Research Laboratories, Inc. (“PBI Biotech”)) and SeraCare Life Sciences, Inc. (“SeraCare”) entered into an Agreement (the “Agreement”) to settle all remaining disputes relating to the closing balance sheet delivered pursuant to the terms of that certain Asset Purchase Agreement dated April 16, 2004, as amended, by and among the Company, PBI Biotech and SeraCare (the “Asset Purchase Agreement”).

Under the terms of the Agreement, the parties agreed to release $1 million (the “Final Adjustment Amount”) being held in escrow pursuant to the terms of the Asset Purchase Agreement.  Additionally, the parties released all claims they may have against the other with respect to the closing balance sheet and certain other representations and warranties contained in the Asset Purchase Agreement relating to the closing balance sheet items.  Following the release of the escrow funds to satisfy the Final Adjustment Amount, approximately $1.1 million will continue to be held in escrow until March 2006 to secure the Company’s continuing indemnification obligations for breaches of representations and warranties, covenants or other agreements that remain in accordance with the terms of the Asset Purchase Agreement.

The Agreement is attached hereto as Exhibit 10.1 and is hereby incorporated herein by reference in its entirety.

Item 3.01                                             Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 11, 2005, the Company completed its issuer tender offer to purchase up to 5,500,000 shares of its common stock at a purchase price of $3.50 per share.  The tender offer expired at 10:00 a.m., Eastern Standard Time, on February 11, 2005.  Based on the final count by the depositary for the tender offer, 5,210,001 shares of common stock, which includes 761,275 shares issued upon exercise of stock options, were properly tendered and not withdrawn.  The Company accepted for purchase 5,210,001 shares at a purchase price of $3.50 per share in accordance with the terms of the offer.  The aggregate purchase price paid for the tendered shares, after deducting the aggregate exercise price for the 761,275 shares issued upon exercise of stock options, was $16.1 million.

As a result of the number of shares that were tendered and accepted for purchase in the tender offer, the Company initiated a review of the continued listing requirements of the Nasdaq National Market, particularly the $10 million stockholders’ equity requirement pursuant to Rule 4450(a)(3) of the Nasdaq Marketplace Rules.  On February 23, 2005, the Company determined that its stockholders’ equity was below $10 million and submitted an application to Nasdaq to transfer from the Nasdaq National Market to the Nasdaq SmallCap Market.  If the application for transfer is accepted by Nasdaq, the Company expects to begin trading under its current stock symbol, PBIO, on the Nasdaq SmallCap Market by early March 2005.

Item 8.01               Other Events

The disclosure contained in Item 3.01 of this Current Report on Form 8-K is incorporated herein by this reference.

Item 9.01               Financial Statements and Exhibits

(c)           Exhibits

Exhibit Number	Exhibit Description
10.1*	Closing Balance Sheet Agreement dated February 17, 2005 by and between the Company, PBI Biotech Research Laboratories, Inc., and SeraCare Life Sciences, Inc.

* Certain of the exhibits and schedules to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally to the SEC, upon request, a copy of any omitted exhibit or schedule.

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: February 24, 2005	PRESSURE BIOSCIENCES, INC.

	By:	/s/ Richard T. Schumacher
Richard T. Schumacher, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description
10.1*	Closing Balance Sheet Agreement dated February 17, 2005 by and between the Company, PBI Biotech Research Laboratories, Inc., and SeraCare Life Sciences, Inc.

* Certain of the exhibits and schedules to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally to the SEC, upon request, a copy of any omitted exhibit or schedule.